EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Registration No. 333-155607) and on Form S-8 (Registration Nos. 333-48130, 033-54158, 333-58676, 333-115713, 333-136648, 333-159513, 333-174145, and 333-188594) of Quaker Chemical Corporation of our report dated February 28, 2014 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP
Philadelphia, PA
February 28, 2014